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EXHIBIT 2.1

                                 FIRST AMENDMENT

         THIS FIRST AMENDMENT (this "AMENDMENT") to that certain Amended and Restated Agreement and Plan of Merger, dated as of August 11, 2004 (the "MERGER AGREEMENT"), by and among ADVANCED TECHNOLOGY INDUSTRIES, INC., a Delaware corporation ("PARENT"), LTDN ACQUISITION CORP., a Delaware corporation ("ACQUISITION"), and LTDNETWORK, INC., a Delaware corporation (the "COMPANY"), is made as of December 15, 2004, by and among Parent, Acquisition and the Company. Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Merger Agreement.

         WHEREAS, the Merger Agreement provides for the merger of the Company with and into Acquisition; and

         WHEREAS, each of Parent, Acquisition and the Company desires to amend the Merger Agreement on the terms set forth herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. AMENDMENT. (a) Section 2.1(b)(iii)(C) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                          "(C) "AGGREGATE PARENT NUMBER" means the sum of (1)
the number of shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time, (2) the number of shares of Parent Common Stock issuable upon exercise, conversion or exchange of any security (including any Parent Indebtedness (as hereinafter defined)) of Parent (other than the LTDN Interim Notes) issued and outstanding as of the Effective Time that is exercisable, convertible or exchangeable into Parent Common Stock (including Parent Stock Options (as hereinafter defined)) whether by the terms of such security or pursuant to an agreement with the holder thereof to convert or exchange such security and (3) 12,000,000; provided that shares of Parent Common Stock issued to the Company or any of its Subsidiaries (as hereinafter defined) or their respective officers and directors prior to, on or after the date of this Agreement shall not be included in the calculation of the Aggregate Parent Number. Without limiting the forgoing, the Aggregate Parent Number shall include
(1) the 50,000 shares of Parent Convertible Preferred Stock issued or issuable pursuant to the Stock and Intellectual Property Purchase Agreement dated as of December 13, 2004 among Parent, Alice Schlattl, Schattl GBR, Claudia Schreiner, Susanne Schlattl and Ralph Schlattl and (2) the 1,692,388 shares of Parent Common Stock and the 10,536 shares of Parent Convertible Preferred Stock issued or issuable pursuant to a certain Settlement Agreement dated as of December 2, 2004 among Parent and the other parties thereto."





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             (b) Section 2.1(b)(iii)(G) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                           "(G) "BASE PERCENTAGE" means the sum of (1) 0.36 and
              (2) the difference between (x) 0.22 and (y) the product obtained by multiplying (i) the difference between (a) $5,000,000 and (b) the Certified Total Amount by (ii) 0.000000044."

              (c) Section 2.1(b)(iii)(J) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                              "(J) "LTDN INTERIM NOTE AMOUNT" means the sum of
              (1) the aggregate principal and interest outstanding at the Effective Time under the LTDN Interim Notes, (2) the aggregate principal and interest that was outstanding prior to the Effective Time under the LTDN Interim Notes that has been converted into shares of Parent Common Stock prior to the Effective Time and (3) the aggregate amount of out-of pocket expenses incurred and paid by the Company on behalf of Parent and not otherwise reimbursed by Parent prior to the Effective Time, such amount of out-of pocket expenses not to exceed $550,000."

         SECTION 2. CONTINUING EFFECT. Except as provided in Section 1, this Amendment shall not constitute an amendment or waiver of any provision of the Merger Agreement and the Merger Agreement shall remain in full force and effect in accordance with its terms.

         SECTION 3. COUNTERPARTS. This Amendment may be executed in two or more counterparts (and may be delivered by facsimile or similar reproduction), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 4. GOVERNING LAW. This Amendment, and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof.





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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                         THE COMPANY:

                                         LTDNETWORK, INC.

                                         By: _______________________________
                                                  Name:
                                                  Title:

                                         PARENT:

                                         ADVANCED TECHNOLOGY INDUSTRIES, INC.

                                         By: _______________________________
                                                  Name:
                                                  Title:

                                         ACQUISITION:

                                         LTDN ACQUISITION CORP.

                                         By: _______________________________
                                                  Name:
                                                  Title: